UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2005

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 1000
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01. Entry Into a Material Definitive Agreement

On November 15, 2005, Omega Healthcare Investors, Inc. (“Omega”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with UBS Securities LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Legg Mason Wood Walker, Incorporated (collectively, the “Underwriters”), providing for the offer and sale by Omega of 4,500,000 shares of common stock, par value $.10 per share (the “Common Stock”), plus an option granted to the Underwriters to purchase an additional 675,000 shares of Common Stock to cover over-allotments, if any, at a public offering price of $11.80 per share, less underwriting discounts.

The offering of the Common Stock was made pursuant to a shelf registration statement filed by Omega with the Securities and Exchange Commission (“SEC”) on Form S-3 (Registration No. 333-117655) on July 26, 2004 and amended on August 25, 2004, under the Securities Act of 1933, as amended (“Securities Act”), including a related prospectus as supplemented by a Preliminary Prospectus Supplement dated December 6, 2004 and Prospectus Supplement dated December 10, 2004, which Omega filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

This description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01.  Other Events.

The opinion of counsel regarding the validity of the Common Stock issued pursuant to the offering of shares of Common Stock described in Item 1.01 is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number Description

1.1
Underwriting Agreement, dated November 15, 2005, by and between Omega Healthcare Investors, Inc., UBS Securities LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Legg Mason Wood Walker, Incorporated.

5.1	Opinion of Powell Goldstein LLP.

23.1	Consent of Powell Goldstein LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: November 16, 2005  By: /s/ C. Taylor Pickett
                C. Taylor Pickett
               President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number Description

1.1
Underwriting Agreement, dated November 15, 2005, by and between Omega Healthcare Investors, Inc., UBS Securities LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Legg Mason Wood Walker, Incorporated.

5.1	Opinion of Powell Goldstein LLP.

23.1	Consent of Powell Goldstein LLP (contained in Exhibit 5.1).